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                                                                  Exhibit 10.29

                             MALLINCKRODT GROUP INC.

                DEFERRAL ELECTION PLAN FOR NON-EMPLOYEE DIRECTORS



SECTION 1.  INTRODUCTION

     1.1 PURPOSE. The Mallinckrodt Group Inc. Deferral Election Plan for Non-Employee Directors (the "Plan") has been established by Mallinckrodt Group Inc. (the "Company") to encourage and enable non-employee members of the Board of Directors of the Company who have heretofore elected or hereafter elect to defer receipt of some or all of their Retainer and/or Attendance Fees to provide a degree of financial flexibility with respect to the receipt of income and, should they elect a deferral in the form of shares of common stock of the Company, to increase their holdings of such stock.

     1.2 EFFECTIVE DATE. Subject to approval of the Plan by the shareholders of the Company at the Annual Meeting of Shareholders in calendar year 1994, as the same may be adjourned, the Plan shall be effective on June 30, 1994. The Plan shall be unlimited in duration.

     1.3  SHARES SUBJECT TO THE PLAN.  Subject to adjustment as provided in
Section 3.5, the amount of Stock which may be made subject to the Plan shall not exceed [50,000] shares of the Company's authorized but unissued Stock.

     1.4 ADMINISTRATION. The authority to manage and control the operation and administration of the Plan shall be vested in the Corporate Governance Committee of the Board (the "Committee"). Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (a) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (b) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any payment made hereunder; and
(c) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company.

     1.5 DEFINITIONS. The definitions applicable to the Plan include the following:

          (a) "Attendance Fee" means the fee payable to a non-employee director of the Company for attendance at a Board meeting or meeting of a Board committee (whether for in person attendance or attendance by conference telephone) and interest accrued on any deferral thereof as provided in Section 2.2 and, in respect of a Prior Plan Participant, also includes any attendance fee the payment of which has been duly deferred pursuant to the Directors' 1990 Deferred Compensation Plan and interest accrued thereon pursuant to that plan.

          (b)  "Board" means the Board of Directors of the Company.

          (c) "Date of Purchase" shall mean January 2 or July 1, if a business day on which the New York Stock Exchange is open for trading (or, if not, the first such business day thereafter), as the terms of the Plan require.

          (d) "Directors' 1990 Deferred Compensation Plan" means the plan adopted by the Board on June 20, 1990, permitting any non-employee director of the Company irrevocably to elect to defer receipt of all or part of his or her future Retainer and/or Attendance Fees to a date certain following the

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time when such director ceases to serve as such or to some other specific future date selected by such director, at which date the director (or, in the event of death, a designated beneficiary) is entitled to receive in cash such deferred compensation together with interest thereon during the period of deferral in an amount equal to the prime rate quoted at the beginning of each calendar quarter by Bankers Trust Company of New York.

          (e) "Participant" means, as of any date, any director of the Company or Prior Plan Participant who is not, on that date (and any Prior Plan Participant who has never been), an employee of the Company or any corporation in which more than 50% of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company. For purposes of Section 2, a Prior Plan Participant shall be deemed to be a Participant in respect of amounts deferred under the Directors' 1990 Deferred Compensation Plan only if he or she shall have elected under Section 2.3 hereof to include such amounts in the Plan and for only so long as his or her irrevocable election under the Directors' 1990 Deferred Compensation Plan requires that such amounts not be delivered to the director (or a designated beneficiary).

          (f) "Prior Plan Participant" means any director of the Company on the effective date of the Plan and any retired member of the Board who were he or she still on the Board at the effective date would otherwise qualify as a Participant hereunder, and who in either case has heretofore elected pursuant to the Directors' 1990 Deferred Compensation Plan to defer some or all of his or her Board compensation eligible for deferral thereunder and who will not be entitled to receive (and whose designated beneficiary will not be entitled to receive) any sums (including interest thereon) deferred under the Directors' 1990 Deferred Compensation Plan until a date later than April 30, 1995.

          (g) "Retainer" means the annual fee payable in installments to a non-employee director of the Company for service as a director, a chairperson of a Board committee, or a member of the Executive Committee of the Board, and in respect of a Prior Plan Participant includes any such fee the payment of which has been duly deferred pursuant to the Directors' 1990 Deferred Compensation Plan and interest accrued thereon pursuant to that plan.

          (h)  "Stock" means the $1.00 par value common stock of the Company.

     1.6 COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock under the Plan unless such delivery would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity on which such class of Stock is admitted to trading or otherwise has trading privileges. Prior to the delivery of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring such shares for investment and not for the purpose or with the intention of distributing the shares. If the redistribution of shares of Stock is restricted pursuant to this Section, the certificates representing such shares, when issued, may bear a legend referring to such restriction.

SECTION 2.  RECEIPT OF STOCK OR CASH; DEFERRAL

     2.1 RIGHT TO RECEIVE STOCK OR CASH. Subject to the availability of shares of Stock under the Plan, a member of the Board who is a Participant during any part of a fiscal year of the Company (and any present or former member of the Board who is a Prior Plan Participant) may elect pursuant to Section 2.3 to defer the receipt of some or all of the Retainer (in multiples of 25%) and/or 100% of Attendance Fees and, in respect of an election to receive shares of Stock, dividends paid on the Stock previously allocated to the Participant under this Plan as provided in Section 2.2, plus (whether in respect of an election to defer in the form of Stock or cash) accrued interest on cash deposited to his or her account as calculated under said Section 2.2. To the extent an election is made to defer for the purpose of purchase of Stock, the amounts deferred for such purpose in each six month period beginning July 1 and January 1, as the case may be (each six month period is hereafter referred to as a "Period"), and interest accrued thereon during such Period, shall be used for the purchase of Stock by the Company for the account of the

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Participant on the Date of Purchase next succeeding the end of the Period in respect of which such deferrals were made. In addition, a Prior Plan Participant may make a one-time election as provided in Section 2.3 to continue to defer in the form of cash and/or Stock, for the remainder of the previously elected period of deferral in respect of the amounts deferred pursuant to the Directors' 1990 Deferred Compensation Plan (including interest accrued thereon). In the event a Prior Plan Participant makes an election pursuant to
Section 2.3 to defer in the form of Stock, then sums deferred under the Directors' 1990 Deferred Compensation Plan and elected to be rolled into the Plan for such purpose shall be used for the purchase of Stock on January 3, 1995. Should a Prior Plan Participant not make the one-time election permitted hereunder or elect to continue to defer hereunder in the form of cash some or all of the amounts deferred under the Directors' 1990 Deferred Compensation Plan, all amounts not deferred in the form of Stock hereunder shall constitute a cash deferral under the Plan as of the close of business on the date the vote of shareholders at the 1994 Annual Meeting shall be certified by the inspectors of election.

     2.2 EQUIVALENT AMOUNT OF STOCK. The number of shares of Stock to be allocated for a Period to any Participant, calculated as of the Date of Purchase next succeeding the end of such Period utilizing sums accrued to the account of such Participant in respect of such Period by reason of the Participant's election under Section 2.3 to defer in the form of Stock, shall be equal to:

          (a) the aggregate amount of the Retainer, Attendance Fees and dividends paid on the Stock in respect of the Period to the extent the Participant elected to defer receipt of such amounts for such Period, plus interest accrued on the Retainer, Attendance Fees and dividends from and after the date when, but for the deferral hereunder, such amounts would be otherwise payable to the director (I.E., the last business day of each month in respect of the Retainer, the last business day of the month when the meeting or meetings in respect of which the Attendance Fee is payable was held and the payment date for any dividend declared on the Stock previously allocated to the Participant under the Plan receipt of which remains deferred pursuant to the Participant's election under Section 2.3) at a rate equal to the average of the prime rates charged by Bankers Trust Company of New York on the first day of each month of the Period (in respect of any Prior Plan Participant who shall have made the one-time election permitted under Section 2.3 (as contemplated by Section 2.1) the amount under this clause (a) shall also include the amount rolled into the Plan from the Directors' 1990 Deferred Compensation Plan);

     DIVIDED BY

          (b) the Fair Market Value of a share of Stock at the close of business on the day preceding the Date of Purchase.

For this purpose, "Fair Market Value" as of any date means (i) the closing price (or, if not less than 31 days before a Date of Purchase the Committee so determines, the average of all closing prices during the 30 days preceding such Date of Purchase) for sales of Stock as reported on the Composite Transaction Reporting System on the New York Stock Exchange, which includes other participating exchanges and over the counter markets, on such date (or dates); or (ii) in the absence of a reported sale for such date (or dates), the average of the reported closing bid and asked prices for a share of Stock on such Exchange. Any fractional share of Stock remaining at the time of actual delivery of the Stock to the Participant in accordance with the terms of the Plan shall be distributed to the Participant in cash.

     2.3 DEFERRAL ELECTION. (a) In lieu of receiving cash on the date the Retainer, Attendance Fee or dividend would otherwise have been received (and in respect of Prior Plan Participants when cash amounts previously irrevocably deferred under the Directors' 1990 Deferred Compensation Plan would otherwise be delivered to him or her), the Participant can elect to receive Stock, and the dividends paid on such Stock, if any, or cash, on a deferred basis for any period of such Participant's election, subject in respect of elections by Prior Plan Participants in respect of amounts deferred under the Directors' 1990 Compensation Plan to the last sentence of clause (a) of this Section 2.3. An election under this Section 2.3 shall be valid only if it is in a writing on a notice of election that complies with the requirements of

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clause (b) of this Section 2.3, is signed by the Participant, and, subject to and except as provided in the last sentence of this clause (a), is filed with the Company prior to the first day of any calendar year in respect of which the election is to apply (except that in respect of any election to defer amounts payable during the six months period beginning July 1, 1994, the notice of election shall be filed not later than June 30, 1994). Any such election shall be irrevocable with respect to the calendar year (or initial Plan Period) to which it relates and cannot be changed on and after the date of such election with respect to such calendar year (or initial Plan Period). Once effective, such election (except for the one-time irrevocable election permitted hereunder in respect of amounts deferred under the Directors' 1990 Compensation Plan) shall remain in effect for successive calendar years until it is revised or revoked. Any changes to such election applicable to a succeeding calendar year must be filed with the Company prior to the first day of the calendar year for which it is to apply. The election shall be subject to such other terms and conditions established from time to time by the Committee. The first permitted election hereunder for non-employee directors then serving as members of the Board, and the only permitted election hereunder by Prior Plan Participants in respect of amounts deferred under the Directors' 1990 Deferred Compensation Plan, subject in every case to shareholder approval of the Plan, shall be made not later than June 30, 1994.

          (b) In accordance with the terms of the Plan, the Participant (and, in the case of clause (v) below, the Prior Plan Participant) shall indicate on the notice of election whether and to what extent, but only in multiples of 50%, the deferral is to be in the form of cash or Stock and:

           (i) whether the Participant wishes to defer 100% of Attendance Fees (or no Attendance Fees) and the percentages of the Retainer (in multiples of 25%) and/or (in respect of Stock) dividends thereon he or she wishes to defer, if any;

          (ii)  the date to which the deferral shall extend;

         (iii) whether (subject to the extent, if any, the Committee permits) distributions are to be in a single lump sum or in multiple (but not exceeding 10) installments;

          (iv) the Participant's designated beneficiary or beneficiaries in the event of his or her death; and

           (v) the extent to which any part of the cash deferred under the Directors' 1990 Deferred Compensation Plan shall be used to purchase Stock.

          (c) If a Participant dies before receiving all payments to which he or she is entitled under the Plan, payment shall be made on January 15 (or the next succeeding business day if January 15 is not a business day) of the calendar year following the date of death in accordance with the Participant's designation of a beneficiary on a form provided for that purpose and delivered to and accepted by the Committee or, in the absence of a valid designation or if the designated beneficiary does not survive the Participant, to such Participant's estate.

     2.4 DIVIDENDS; VOTING. If the Participant elects not to defer receipt of dividends on Stock previously allocated, dividends on such Stock will be paid directly to the Participant as, if and when paid by the Company. If the Participant elects to defer receipt of the Stock, the Participant shall nevertheless have the right to vote the Stock purchased for the account of the Participant on any matters on which all other shareholders are otherwise entitled to vote.

     2.5 SECURITIES LAW COMPLIANCE. Participation in the Plan in respect of deferrals in the form of Stock will be governed by, in addition to general corporate law (which shall apply irrespective of the form of the deferral), the rules and regulations promulgated by the Securities and Exchange Commission, in particular, Section 16 of the Securities Exchange Act of 1934. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 of the

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Securities Exchange Act of 1934, so that Participants will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Securities Exchange Act of 1934, and will not be subjected to avoidable liability thereunder. If any provision of the Plan would otherwise frustrate or conflict with the intent expressed in this Section 2.5, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provisions shall be deemed void.

SECTION 3.  MISCELLANEOUS

     3.1 AMENDMENT AND TERMINATION OF PLAN. While the Company expects and intends to continue the Plan, the Board reserves the right at any time and in any way to amend, suspend or terminate the Plan, PROVIDED, HOWEVER, that the Board may not, without further approval by the shareholders of the Company, materially increase the number of shares of Stock which are subject to the Plan, materially modify the requirements for eligibility as a Participant under the Plan or materially increase the benefits accruing to Participants under the Plan. Notwithstanding the immediately preceding sentence, to the extent that, in the opinion of counsel to the Company, stockholder approval of an amendment to the Plan is not required under the Securities Exchange Act of 1934 (including the rules and regulations promulgated thereunder) in order for the Plan to continue to satisfy the applicable requirements for exemption from the operation of Section 16(b) of the Securities Exchange Act of 1934, such amendment may be made by the Board acting alone. No amendment of the Plan shall without such Participant's written consent, except as permitted by Section 2.5, materially and adversely affect any right of any Participant with respect to any deferral election theretofore made under the Plan or any right of a Prior Plan Participant in respect of amounts deferred thereunder.

     3.2 APPLICABLE LAW. The Plan shall be construed and administered in accordance with the laws of the State of New York.

     3.3 DIRECTOR STATUS. The Plan will not give any Participant the right to continue as a director of the Company, or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan.

     3.4 GENDER AND NUMBER. Where the context requires, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

     3.5 ADJUSTMENTS FOR CERTAIN CHANGES IN CAPITALIZATION. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Stock, then the numbers, rights, and privileges of the shares issuable under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

     3.6 NONASSIGNABILITY. No right to receive payments under the Plan nor any shares of Stock allocated to a Participant shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, Title I of the Employee Retirement Income Security Act of 1974, as amended, or rules thereunder. The designation of a beneficiary by a Participant pursuant to Section 2.3(b) does not constitute a transfer.

     3.7 UNSECURED OBLIGATION. Amounts deferred under this Plan, unless and until used to purchase Stock, shall be an unsecured obligation of the Company.